Exhibit 10.69

PARTIAL RECOURSE GUARANTY

FOR VALUE RECEIVED, the receipt and sufficiency of which is hereby acknowledged, and in accordance with the terms provided below, the undersigned, CNL HEALTHCARE TRUST, INC., a Maryland corporation (“Guarantor”), agrees for the benefit of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Lender”), pursuant to the terms of this Partial Recourse Guaranty (this “Guaranty”) to guarantee the payment of the Guaranteed Amount (as defined below) of the outstanding Pool Obligations (as defined below).

1.        As used in this Partial Recourse Guaranty (this “Guaranty”), the term (i) “Loan Agreement” shall refer to that certain Loan Agreement by and among CHT Brookridge Heights MI Owner, LLC, a Delaware limited liability company (“CHT Brookridge”), CHT Brookridge Heights MI Tenant Corp., a Delaware corporation (“CHT Brookridge Tenant”), CHT Curry House MI Owner, LLC, a Delaware limited liability company (“CHT Curry”), CHT Curry House MI Tenant Corp., a Delaware corporation (“CHT Curry Tenant”), CHT Symphony Manor MD Owner, LLC, a Delaware limited liability company (“CHT Symphony”), CHT Symphony Manor MD Tenant Corp., a Delaware corporation (“CHT Symphony Tenant”), CHT Tranquility at Fredericktowne MD Owner, LLC, a Delaware limited liability company (“CHT Fredericktowne”), CHT Tranquility at Fredericktowne MD Tenant Corp., a Delaware corporation (“CHT Fredericktowne Tenant”), CHT Woodholme Gardens MD Owner, LLC, a Delaware limited liability company (“CHT Woodholme”), CHT Woodholme Gardens MD Tenant Corp., a Delaware corporation (“CHT Woodholme Tenant”) (each of CHT Brookridge Tenant, CHT Curry Tenant, CHT Symphony Tenant, CHT Fredericktowne Tenant and CHT Woodholme Tenant is referred to individually and collectively as “Operator”; and each of CHT Brookridge, CHT Curry, CHT Symphony, CHT Fredericktowne and CHT Woodholme is referred to individually and collectively as “Owner”; and each Operator and Owner is referred to individually as a “Borrower”, and collectively as “Borrowers”), and Lender of even date herewith, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time; (ii) “Documents” shall have the same meaning as set forth in the Loan Agreement; (iii) “Instruments” shall have the same meaning as set forth in the Loan Agreement; (iv) “Notes” shall have the same meaning as set forth in the Loan Agreement; (v) “Pool Obligations” shall have the same meaning as set forth in the Loan Agreement; (vi) “Property” shall have the same meaning as set forth in the Loan Agreement; and (vii) “Recourse Documents” shall have the same meaning as set forth in the Loan Agreement. Capitalized terms used herein and not defined herein shall have the meaning ascribed to such terms in the Loan Agreement.

2.        Operators, Property Manager (as defined in each Instrument), the sellers of the Property (collectively, “Seller”) and First American Title Insurance Company (the “Title Company”) have entered into that certain Yield Guaranty and Escrow Agreement, dated as of December       , 2012 (the “Escrow Agreement”), which Escrow Agreement provides that $7,000,000.00 (the “Escrow Funds”) of the purchase price of the Property shall be held in escrow pursuant to the terms of the Escrow Agreement by the Title Company.

3.        Guarantor’s recourse liability under this Guaranty shall be limited to the sum of (a) any portion of the Escrow Funds that Operators are entitled to receive under the Escrow Agreement but which amounts are not actually delivered to Lender pursuant to the Escrow Agreement (whether as a result of a dispute initiated by any party [or parties] to the Escrow Agreement, delay or default on the part of the Title Company or any other reason), (b) the amount of the Manager Paid Amount, in the event that any Manager Paid Amount is payable to Seller, (c) all costs and expenses of Lender (including, but not limited to, attorneys’ fees and expenses) related to the enforcement and collection of this Guaranty, and (d) all interest on the amounts described in parts (a), (b) and (c) above accruing from and after demand of payment from Lender (the sum of the amounts described in clauses (a), (b), (c) and (d) herein referred to as the “Guaranteed Amount”). Under no circumstances shall the Guaranteed Amount exceed the aggregate of the Pool Obligations. Once the NOI of the Property is at least $5,820,000 on a trailing twelve (12) month basis, then provided no Event of Default, or event or condition which, with the giving of notice or passage of time, or both, would be an Event of Default then exists under the Loan, Lender shall thereafter no longer be entitled to receive any portion of the Escrow Funds, Guarantor shall no longer have any obligation or liability with respect to the Guaranteed Amount and this Guaranty shall terminate (the “NOI Termination Event”).

4.        Guarantor shall be obligated to pay to Lender such portion of the Escrow Funds that are due and payable to any Operator under the Escrow Agreement, within five (5) days of receipt of written notice from Lender of any failure or delay in the delivery of such Escrow Funds to Lender for any reason, including, without limitation, any insolvency or other credit event involving the Title Company. Further and without limiting the foregoing, in the event that all or any portion of the Escrow Funds that are due and payable to any Operator under the Escrow Agreement are not released to Lender as provided under the Escrow Agreement (regardless of any dispute or default by the Title Company) by the date that is forty (40) months after the date of this Guaranty, then Guarantor shall pay to Lender such amount. In addition, in the event that any Manager Paid Amount is payable to Seller, then Guarantor shall promptly pay Lender an amount equal to the Manager Paid Amount; provided, however, Lender shall not be entitled to receipt of amounts in excess of the aggregate of the Pool Obligations. Any amounts paid by Guarantor to Lender under this Guaranty shall be applied to the Loan (provided, Borrowers’ obligation to pay the Prepayment Premium in connection with such amount shall be subject to Borrowers’ ability to prepay up to $7,000,000.00 of the Balance of the Loan, in the aggregate, during the term of the Loan without the imposition of the Prepayment Premium) in such order as Lender shall deem appropriate. A default under this Guaranty shall constitute an Event of Default under the Documents. Notwithstanding anything to the contrary, in the event Lender receives one or more payments of Escrow Funds under, or pursuant to the terms of, the Escrow Agreement, and Lender has also actually received a payment or payments from Guarantor on account of such amounts under this Guaranty or otherwise from Borrower, then such amounts shall be promptly paid over to Guarantor (or Borrower, as applicable) in reimbursement of the corresponding payments made under this Guaranty.

5.        Notwithstanding the foregoing, Guarantor’s liability under this Guaranty shall be fully recourse and is expressly not subject to, or limited by, any limitations on Borrowers’ liability set forth in any of the Notes, the Loan Agreement or the Cross-Collateral Documents (as that term is defined in the Loan Agreement), and Guarantor agrees and acknowledges that Lender is relying upon the full recourse nature of this Guaranty in making the Loan (as that term is defined in the Loan Agreement) to Borrowers. Further, the scope of this Guaranty shall in no way affect or limit any liability of Guarantor under any of the other Recourse Documents.

6.        Guarantor’s recourse liability under this Guaranty shall continue, but only up to the Guaranteed Amount, until the earliest to occur of (i) the NOI Termination Event, (ii) the date upon which the Escrow Agreement has been satisfied in full in accordance with its terms and all Escrow Funds have been disbursed as provided for in the Escrow Agreement, and (iii) Lender has been paid the full amount of the Pool Obligations from the Borrowers or from any other person or entity at the time of foreclosure or following an Event of Default under any of the Documents; provided, however, that Guarantor’s recourse liability under this Guaranty shall be in addition to, and not in lieu of, any liability or obligations of Guarantor under any other document or other instrument delivered by Guarantor in connection with the Loan.

7.        Guarantor also acknowledges and agrees that Lender shall have the right to seek collection of the Guaranteed Amount from Guarantor without commencement of any foreclosure proceedings.

8.        Guarantor agrees that Lender shall be under no obligation to: (i) notify Guarantor of its acceptance of this Guaranty or of any advances made or credit extended on the faith of this Guaranty; (ii) notify Guarantor of any of Borrowers’ failure to make payments due under any of the Notes as they mature or any default in performance of any obligations required by any of the Notes, the Instruments or any other Documents; (iii) use diligence in preserving the liability of any person with respect to any of the Notes; (iv) use diligence in collecting payments or demanding performance required by the terms of any of the Notes, the Instruments or any other Documents; or (v) bring suit against any party to enforce collection of any of the Notes.

9.        Guarantor waives all legal defenses (at law or in equity) given to sureties or guarantors other than (i) the full satisfaction of the Escrow Agreement in accordance with its terms and the disbursement of all Escrow Funds as provided for in the Escrow Agreement and (ii) the actual payment of the Pool Obligations, and waives all legal defenses based upon the validity, legality or enforceability of any of the Notes and any of the Instruments (including, without limitation, any claim that any of the Notes are or were in any way usurious). In accordance with the terms of this Guaranty, Guarantor agrees and acknowledges that it shall be primarily liable for payment of the Guaranteed Amount (subject only to the limitations set forth above) in the event of an Event of Default under the Loan Agreement, any of the Documents or any foreclosure, or in the event of any event of default under the Escrow Agreement.

10.      Guarantor acknowledges and agrees that from time to time, at Lender’s discretion, with or without valuable consideration, without authorization from or notice to Guarantor, and without impairing, modifying, releasing, limiting or otherwise affecting Guarantor ‘s liability under this Guaranty, Lender may: (i) alter, compromise, accelerate, renew, extend or change the time or manner for the payment of any or all of the Pool Obligations due under any of the Notes or under the other Documents; (ii) increase or reduce the rate of interest with respect to any of the Notes; (iii) take and surrender security, exchange security by way of substitution, or in any way Lender deems necessary take, accept, withdraw, subordinate, alter, amend, modify or eliminate security; (iv) add or release or discharge endorsers, guarantors or other obligors; (v) make changes of any kind whatsoever in the terms of any of the Notes or the terms of any of the Instruments or any other Documents; (vi) make changes of any kind whatsoever in the manner Lender does business with Borrowers; (vii) settle or compromise with Borrowers or any other person(s) liable on any of the Notes on such terms as Lender determines; (viii) apply all monies received from Borrowers or others, or from any security held (whether or not held under a mortgage, deed of trust, deed to secure debt or other instrument), in such manner upon any of the Notes or upon any other obligation arising under the Documents (whether then due or not) as Lender determines to be in its best interest, and without in any way being required to marshal securities or assets or to apply all or any part of such monies upon any particular part of the Pool Obligations.

11.      Guarantor agrees that Lender is not required to retain, hold, protect, exercise due care with respect to, perfect security interests in, or otherwise assure or safeguard any security for any of the Notes. Guarantor agrees and acknowledges that Lender’s failure to do any of the foregoing and Lender’s failure to exercise any other right or remedy available to Lender shall in no way affect or alter any of Guarantor’s obligations under this Guaranty or any security furnished by Guarantor, or give Guarantor any recourse against Lender.

12.      Guarantor agrees that its liability under this Guaranty shall not be modified, changed, released, limited or impaired in any manner whatsoever on account of any or all of the following: (i) the incapacity, death, disability, dissolution or termination of Guarantor, any of the Borrowers, Lender or any other person or entity; (ii) the failure by Lender to file or enforce a claim against the estate (either in administration, bankruptcy or other proceeding) of Guarantor, any of the Borrowers or any other person or entity; (iii) the inability of Lender, Guarantor or any other person or entity to recover from Borrowers or any other party due to the expiration of any statute of limitations or due to any other cause whatsoever; (iv) the successful assertion by any of the Borrowers or any other person or entity of any available defenses, set-off rights or counterclaims (other than payment in full of the Pool Obligations) during any judicial, arbitration, or mediation proceeding; (v) the transfer(s) of any portion of the Property encumbered by the Instruments or of any other secured collateral by other instrument securing payment of any of the Notes; (vi) any modifications, extensions, amendments, consents, releases or waivers with respect to any of the Notes, the Instruments or any other instrument which may now or hereafter secure the payment of any of the Notes or this Guaranty; (vii) Lender’s failure to give any notice to Guarantor of any default under any of the Notes, the Instruments, or any other instrument securing the payment of any of the Notes or this Guaranty; (viii) Guarantor is or becomes liable for any indebtedness owed by any of the Borrowers to Lender other than that which is secured by this Guaranty; or (ix) any impairment, modification, change, release or limitation of the liability of, or stay of actions or lien enforcement proceedings against, any of the Borrowers, or any property of any of the Borrowers, or the estate in bankruptcy of any of the Borrowers resulting from the operation of any present or future provision of 11 U.S.C. §101 et. seq. or any other present or future federal or state insolvency, bankruptcy or similar law (all of the foregoing hereinafter collectively called “Applicable Bankruptcy Law”) or from the decision of any court.

13.      Guarantor agrees and acknowledges that Lender shall not be required to (i) pursue any other remedies before invoking the benefits of the guaranties contained in this Guaranty, and (ii) make demand upon or institute suit or otherwise pursue or exhaust its remedies against any of the Borrowers or any surety other than Guarantor or to proceed against any security now or hereafter existing for the payment of any of the Pool Obligations. Guarantor also acknowledges that Lender may maintain an action on this Guaranty without joining any of the Borrowers in such action and without bringing a separate action against any of the Borrowers.

14.      If any of the Notes cannot be enforced against the applicable Borrower thereunder for any reason whatsoever (including, but not limited to, the legal defenses of ultra vires, lack of authority, illegality, force majeure, act of God, usury or impossibility), such unenforceability shall not affect Guarantor’s liability under this Guaranty. Guarantor agrees that it shall be liable to the extent provided in this Guaranty notwithstanding the fact that any of the Borrowers may be held not to be liable for such Pool Obligations or not liable to the same extent as Guarantor’s liability.

15.      Should the status of any of the Borrowers change, Guarantor agrees that this Guaranty shall continue and shall cover the Guaranteed Amount of the respective successors of any of the Borrowers. This Guaranty shall remain in full force and effect notwithstanding any transfer of any of the Individual Properties encumbered by the Instruments.

16.      In the event any payment by any of the Borrowers to Lender is held to constitute a preference under any Applicable Bankruptcy Law, or if for any other reason Lender is required to refund or does refund such payment or pay such amount to any other party, Guarantor acknowledges that such payment by any of the Borrowers to Lender shall not constitute a release of Guarantor from any liability under this Guaranty.

17.      Guarantor agrees that it shall not have (i) the right to the benefit of, or to direct the application of, any security held by Lender (including the property encumbered by the Instruments and any other instrument securing the payment of the Pool Obligations), (ii) any right to enforce any remedy which Lender now has or hereafter may have against any of the Borrowers, or (iii) any right to participate in any security now or hereafter held by Lender.

18.      Guarantor also agrees that it shall not have (i) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against any of the Borrowers or against any security resulting from the exercise or election of any remedies by Lender (including the exercise of the power of sale under any of the Instruments), or (ii) any defense arising by reason of any disability or other defense of any of the Borrowers or by reason of the cessation, from any cause, of any of the Borrowers’ liability under any of the Notes.

19.      Guarantor agrees that any payment it makes of any amount pursuant to this Guaranty shall not in any way entitle Guarantor to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Notes, the Instruments, or any proceeds attributable to any of the Notes or the Instruments, unless and until the full amount of the Pool Obligations owing to Lender under each of the Notes, the Instruments and the other Documents has been fully paid. At such time as the full amount of the Pool Obligations owing to Lender under the Notes, the Instruments and the other Documents has been fully paid, Guarantor shall be subrogated as to any payments made by it to Lender’s rights against any of the Borrowers and/or any endorsers, sureties or other guarantors. For the purposes of the preceding sentence only, none of the Notes shall be deemed to have been paid in full by foreclosure or by acceptance of any deed-in-lieu of foreclosure, and Guarantor hereby waives and disclaims any interest which it might have in the applicable Individual Property encumbered by each of the Instruments or other collateral security for the Pool Obligations, by subrogation or otherwise, following such foreclosure or Lender’s acceptance of a deed-in-lieu of foreclosure.

20.      Guarantor expressly subordinates its rights to payment of any indebtedness owing from any of the Borrowers to Guarantor, whether now existing or arising at any time in the future, to the right of Lender to first receive or require payment of the Pool Obligations in full (and including interest accruing on each of the Notes after any petition under Applicable Bankruptcy Law, which post-petition interest Guarantor agrees shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in proceedings under such Applicable Bankruptcy Law). Guarantor further agrees, upon the occurrence of an Event of Default (unless Lender has accepted cure of such Event of Default by specific written statement from Lender to Borrower acknowledging Lender’s acceptance of such cure, and Guarantor specifically understands and agrees that Lender shall have no obligation whatsoever to accept the cure of any Event of Default), not to accept any payment or satisfaction of any kind of indebtedness of any of the Borrowers to Guarantor or any security for such indebtedness without Lender’s prior written consent. If Guarantor should receive any such payment, satisfaction or security for any indebtedness owed by any of the Borrowers to Guarantor, Guarantor agrees to deliver the same without delay to Lender in the form received, endorsed or assigned for application on account of, or as security for, the Pool Obligations; until such payment, satisfaction or security is delivered, Guarantor agrees to hold the same in trust for Lender.

21.        Guarantor hereby represents, warrants and covenants to and with Lender as follows: (i) the making of the Loan by Lender to Borrowers is and will be of direct interest, benefit and advantage to Guarantor; (ii) Guarantor is solvent, is not bankrupt and has no outstanding liens, garnishments, bankruptcies or court actions which could render Guarantor insolvent or bankrupt; (iii) there has not been filed by or against Guarantor a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to Guarantor or any substantial portion of Guarantor’s property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under Applicable Bankruptcy Law; (iv) all reports, financial statements and other financial and other data which have been or may hereafter be furnished by Guarantor to Lender in connection with this Guaranty are or shall be true and correct in all material respects and do not and will not omit to state any fact or circumstance necessary to make the statements contained therein not misleading and do or shall fairly represent the financial condition of Guarantor as of the dates and the results of Guarantor’s operations for the periods for which the same are furnished, and no material adverse change has occurred since the dates of such reports, statements and other data in the financial condition of Guarantor; (v) the execution, delivery and performance of this Guaranty do not contravene, result in the breach of or constitute a default under any mortgage, deed of trust, lease, promissory note, loan agreement or other contract or agreement to which Guarantor is a party or by which Guarantor or any of its properties may be bound or affected and, do not violate or contravene any law, order, decree, rule or regulation to which Guarantor is subject; (vi) there are no judicial or administrative actions, suits or proceedings pending or, to the best of Guarantor’s knowledge, threatened against or affecting Guarantor or involving the validity, enforceability or priority of this Guaranty; and (vii) this Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms.

22.        Guarantor further agrees to the following:

(a)      Where two or more persons or entities have executed this Guaranty, unless the context clearly indicates otherwise, all references herein to “Guarantor” shall mean the guarantors hereunder or either or any of them. All of the obligations and liability of said guarantors hereunder shall be joint and several. Suit may be brought against said guarantors, jointly and severally, or against any one or more of them, less than all, without impairing the rights of Lender against the other or others of said guarantors. Lender may compound with any one or more of said guarantors for such sums or sum as it may see fit and/or release such of said guarantors from all further liability to Lender for such indebtedness without impairing the right of Lender to demand and collect the balance of such indebtedness from the other or others of said guarantors not so compounded with or released. However, said guarantors agree that such compounding and release shall in no way impair the their rights as among themselves.

(b)      Except as otherwise provided herein, the rights of Lender are cumulative and shall not be exhausted by its exercise of any of its rights under this Guaranty or otherwise against Guarantor or by any number of successive actions, until and unless all amounts due under each of the Notes, the Instruments and the other Documents have been paid and each of the obligations of Guarantor under this Guaranty have been performed.

(c)      Any notice or communication required or permitted under this Guaranty shall be given in writing, sent by (i) personal delivery, or (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, sent to the intended addressee at the address shown below, or to such other address or to the attention of such other person(s) as hereafter shall be designated in writing by the applicable party. Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the applicable address.

(d)      This Guaranty shall be deemed to have been made under and shall be governed in all respects by the laws of the State of Maryland.

(e)      This Guaranty may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

(f)       This Guaranty may only be modified, waived, altered or amended by a written instrument or instruments executed by the party against which enforcement of said action is asserted. Any alleged modification, waiver, alteration or amendment which is not so documented shall not be effective as to any party.

(g)      The books and records of Lender showing the accounts between Lender and the Borrowers shall be admissible in any action or proceeding arising from this Guaranty as prima facie evidence for any claim whatsoever.

(h)      Guarantor waives and renounces any and all homestead or exemption rights Guarantor may have under the United States Constitution or the laws of any state as against Guarantor, and Guarantor transfers, conveys and assigns to Lender a sufficient amount of such homestead or exemption as may be allowed, including such homestead or exemption as may be set apart in bankruptcy, to pay and perform the obligations of Guarantor arising under this Guaranty. Guarantor hereby directs any trustee in bankruptcy having possession of such homestead or exemption to deliver to Lender a sufficient amount of property or money set apart as exempt to pay and perform such Guarantor obligations.

(i)       The terms, provisions, covenants and conditions of this Guaranty shall be binding upon Guarantor, its heirs, devisees, representatives, successors and assigns, and shall inure to the benefit of Lender and Lender’s transferees, credit participants, successors, assigns and/or endorsees.

(j)       Within this Guaranty, the words of any gender shall be held and construed to include any other gender, and the words in the singular number shall be held and construed to include the plural and the words in the plural number shall be held and construed to include the singular, unless the context otherwise requires.

(k)      A determination that any provision of this Guaranty is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Guaranty to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances. Accordingly, the provisions of this Guaranty are declared to be severable.

23.        Guarantor shall be responsible for and shall pay all costs and expenses (including, but not limited to, the reasonable fees and disbursements of Lender’s outside counsel) for the review of any materials and documents submitted in connection with the release and/or termination of Guarantor’s recourse liability under this Guaranty and any modifications of this Guaranty or the other Documents as a result of the release and/or termination of Guarantor’s recourse liability under this Guaranty, as deemed reasonably necessary by Lender.

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[SIGNATURE PAGE FOLLOWS]

THIS GUARANTY is executed on this 21st day of December, 2012.

GUARANTOR:

CNL HEALTHCARE TRUST, INC., a Maryland corporation

By: /s/ Joshua J. Taube
Name: Joshua J. Taube
Title: Vice President

[CORPORATE SEAL]

The address of Guarantor is:

CNL Healthcare Trust, Inc.

450 South Orange Avenue

Orlando, Florida 32801

Attention: Holly J. Greer, Senior

Vice President and General Counsel, and

Joseph T. Johnson, Senior Vice President

and Chief Financial Officer

With a copy to:

Lowndes, Drosdick, Doster, Kantor & Reed, P.A.

215 North Eola Drive

Orlando, Florida 32801

Attention: Peter Luis Lopez, Esq.

The address of Lender is:

The Prudential Insurance Company of America

c/o Prudential Asset Resources, Inc.

2100 Ross Avenue, Suite 2500

Dallas, Texas 75201

Attention: Asset Management Department

Reference Loan Nos. 706109031-706109035

With a copy to:

The Prudential Insurance Company of America

c/o Prudential Asset Resources, Inc.

2100 Ross Avenue, Suite 2500

Dallas, Texas 75201

Attention: Legal Department

Reference Loan Nos. 706109031-706109035